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EXHIBIT 4-H



                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment") is made as of the 19th day of March, 2004 by and among TruServ Corporation, a Delaware corporation ("TruServ"), TruServ Acceptance Company, an Illinois corporation ("TruServ Acceptance"), TruServ Logistics Company, an Illinois corporation ("TruServ Logistics"), General Paint & Manufacturing Company ("General Paint") and True Value.com Corporation, a Delaware corporation ("True Value.com"), Bank of America N.A., as Syndication Agent ("Syndication Agent") and Congress Financial Corporation (Central), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., and LaSalle Business Credit, LLC as Co-Documentation Agents ("Co-Documentation Agents"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent"). TruServ, TruServ Acceptance, TruServ Logistics, General Paint and True Value.com are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers."

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Borrowers, Syndication Agent, Co-Documentation Agents, Agent and Lenders entered into a certain Loan and Security Agreement dated as of August 29, 2003 (said Loan and Security Agreement is hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

         2. Added Definitions. Appendix A of the Loan Agreement is hereby amended to insert the following new definitions of "Deferred Redemption Reserve" and "First Amendment" in their appropriate alphabetical order:

                  "Deferred Redemption Reserve - a reserve established by Agent for Distributions to be made to satisfy deferred liabilities in respect of Class A or Class B Common Stock presented for redemption during the period commencing March of 2000, such reserve to equal the aggregate amount of the initial cash payment with respect to such deferred liabilities to be made to each Member on or after the date that the Board of Directors of TruServ establishes as the effective date of the end to the moratorium on stock



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         redemptions, as such aggregate amount is reflected from time to time on
         TruServ's books and records and to be reported on and adjusted monthly concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to Section 8.1.4. The Deferred Redemption Reserve shall be reduced on a dollar-for-dollar basis for any payment to any Member described in this definition to the extent such payment is reflected in the amount of Deferred Redemption Reserve contained in subsequent Borrowing Base Certificates.

                  First Amendment - that certain First Amendment to Loan and Security Agreement dated as of March 19th, 2004 by and among Agent, Borrowers, Syndication Agent, Co-Documentation Agents and the Lenders party thereto."

         3. Amended Definitions. The definitions of "Closing Reserve," "Consolidated Net Income (Loss)," "Eligible Inventory" and "Indebtedness" contained in Appendix A to the Loan Agreement or Exhibit 8.3 to the Loan Agreement are hereby deleted and the following are inserted in their stead:

                  "Closing Reserve - a reserve established by Agent on the Closing Date in the initial amount of $4,900,000 for Distributions or Subordinated Debt Payments, which amount has been reduced to $0 on or prior to the date of the First Amendment.

                  Consolidated Net Income (Loss) - with respect to any period, the net income (or loss) of Borrowers determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which such Borrower or any of its wholly-owned Subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with a Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP;
         (e) gains from asset dispositions (other than sales of inventory); (f) any non-cash gain amortization resulting from Borrowers' sale and leaseback transaction; and (g) any revenue realized from any sale where the sales proceeds are paid with notes, instruments or Equity Interests, to the extent such sales proceeds have not been written off as a bad debt expense; and provided, further, that rent expense for any period shall be adjusted to reflect the actual cash rent paid within the applicable period.

                  Eligible Inventory - Inventory of any Borrower (other than packaging materials and supplies, tooling, samples and literature), which Agent, in its reasonable credit judgment deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                           (i) it is not in good, new and saleable condition; or

                           (ii) it is slow-moving, obsolete or unmerchantable;
                  or



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                           (iii) it does not meet all standards imposed by any
                  governmental agency or authority; or

                           (iv) it does not conform in all respects to any
                  covenants, warranties and representations set forth in the Agreement; or

                           (v) it is not at all times subject to Agent's duly
                  perfected, first priority security interest (subject to Permitted Liens) or is subject to a Lien that is not a Permitted Lien; or

                           (vi) it is not situated at a location in compliance
                  with the Agreement, provided that Inventory situated at a location not owned by such Borrower will be Eligible Inventory only if Agent has received a satisfactory Collateral Access Agreement in a form substantially similar to the form delivered by Agent to Borrowers on or prior to the Closing Date with such revisions thereto as reasonably agreed to by Agent, with respect to such location; or

                           (vii) it is Inventory on consignment (other than to
                  Agent or a Person with an agency relationship with Agent); or

                           (viii) it is Inventory in transit unless either (a)
                  it is in transit from a distribution center of a Borrower to a Member's store or other location or (b) it satisfies the conditions set forth in clause (ix) below; or

                           (ix) it is Inventory which is located outside the
                  United States of America unless it is in transit to either the premises of a Customs Broker in the United States or premises of a Borrower in the United States of America which are either owned and controlled by a Borrower or leased by a Borrower, as the case may be, provided that, (a) title to such Inventory is evidenced by negotiable bills of lading (within the meaning of the UCC) made to the order of Agent (or as otherwise directed by Agent) and Agent has a first priority perfected security interest in and lien upon, and control and possession of, one
                  (1) original (or all originals of such documents with respect to Inventory purchased pursuant to documentary letter of credit arrangements) of such documents of title with respect to such Inventory (either directly or through a Customs Broker as contemplated in Section 8.1.11 hereof), (b) such Inventory would otherwise be Eligible Inventory hereunder and title to such Inventory is in the name of a Borrower, and (c) Agent has received (i) with respect to Inventory in transit to a Customs Broker, a Collateral Access Agreement, duly authorized, executed and delivered by such Customs Broker to Agent (provided, that, for this purpose, if Agent has established reserves for amounts due or to become due to such Customs Broker, then an agreement from such Customs Broker that would otherwise constitute a Collateral Access Agreement except that it provides for such Customs Broker to retain an interest in any documents of title with respect to any Collateral to secure unpaid fees and charges owing to such Customs Broker, shall be deemed a Collateral Access Agreement), (ii) with respect to Inventory in transit to premises leased by a Borrower, a Collateral Access Agreement, duly authorized, executed



                                       3
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                  and delivered by the applicable lessor to Agent, (iii) a copy of the certificate of marine cargo insurance in connection therewith in which Agent has been named as an additional insured and loss payee in a manner, and in all other respects, acceptable to Agent, (iv) a copy of the invoice (if any), manifest and any other shipping documents with respect thereto, and (v) other evidence required by Agent evidencing title of a Loan Party in such Inventory.



                                       4
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                  Indebtedness - as applied to a Person means, without
         duplication:

                           (i) all items which in accordance with GAAP would be
                  included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                           (ii) all obligations of other Persons which such
                  Person has guaranteed;

                           (iii) all reimbursement obligations in connection
                  with letters of credit or letter of credit guaranties issued for the account of such Person;

                           (iv) Derivative Obligations; and

                           (v) in the case of Borrowers (without duplication),
                  the Obligations.

                  The foregoing notwithstanding, Indebtedness shall not include obligations of a Person owing with respect to capital stock or other forms of equity issued by such Person which obligations are classified as debt or indebtedness solely as a result of the application of FASB 150."

         4. Leases. Section 8.2.18 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                  "8.2.18 Leases. (a) Except for leases entered into in connection with a sale and leaseback transaction in which the proceeds of the sale are used to repay the Revolving Credit Loans, leases existing on the Closing Date that are listed on Exhibit 7.1.22 (as amended by the First Amendment) and extensions, renewals and replacements thereof, become, or permit any of their Restricted Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Restricted Subsidiaries is lessor) of Property is the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any of their Restricted Subsidiaries is then lessee would exceed $3,000,000. The term "Rentals" means, as of nay date of determination, all scheduled rental payments.

                  (b) Exhibit 7.1.22 to the Loan Agreement is hereby deleted and replaced with the new Exhibit 7.1.22 attached to this First Amendment."

         5. Deferred Redemption Reserve. Other than the references to "Closing Reserve" contained in Section 9.4 of the Loan Agreement and the definition of "Closing Reserve" in Appendix A of the Loan Agreement, each reference to "Closing Reserve" contained in the Loan Agreement shall be deleted and replaced with a reference to "Deferred Redemption Reserve."


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         6. Financial Covenants. Section 8.3 of the Loan Agreement is hereby amended to insert the following sentence at the end of such Section 8.3.

                  "Notwithstanding the foregoing, the financial covenants contained in Exhibit 8.3 shall be calculated without regard to the effects of EITF 02-16 and FAS 150."

         7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

         9. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 of the Loan Agreement.

         10. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

                            (SIGNATURE PAGE FOLLOWS)



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)

         IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year specified at the beginning hereof.


                                   TRUSERV CORPORATION, as a Borrower


                                   By:  /s/ BARBARA L. WAGNER
                                      -------------------------------------
                                        Name:  Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                   TRUSERV ACCEPTANCE COMPANY, as a Borrower


                                   By:  /s/ BARBARA L. WAGNER
                                      -------------------------------------
                                        Name:  Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                   TRUSERV LOGISTICS COMPANY, as a Borrower


                                   By:  /s/ BARBARA L. WAGNER
                                      -------------------------------------
                                        Name:  Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                   GENERAL PAINT & MANUFACTURING
                                   COMPANY, as a Borrower


                                   By:  /s/ BARBARA L. WAGNER
                                      -------------------------------------
                                        Name:  Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                       TRUE VALUE.COM CORPORATION, as
                                       a Borrower


                                       By:  /s/ BARBARA L. WAGNER
                                          -------------------------------------
                                            Name:  Barbara L. Wagner
                                            Title: Vice President and Treasurer



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         FLEET CAPITAL CORPORATION, as Agent
                                         and as a Lender


                                         By:  /s/ SANDRA J. EVANS
                                            ---------------------------
                                              Name: Sandra J. Evans
                                              Title: Sr. Vice President



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         CONGRESS FINANCIAL CORPORATION
                                         (CENTRAL), as Co-Documentation Agent
                                         and as a Lender


                                         By:  /s/ ANTHONY VIZGIRDA
                                            --------------------------------
                                              Name: Anthony Vizgirda
                                              Title: First Vice President



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         BANK OF AMERICA, N.A., as
                                         Syndication Agent and as a Lender


                                         By:   /s/ ROBERT BARTKOWICZ
                                            ------------------------------
                                               Name: Robert Bartkowicz
                                               Title: Vice President



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                    MERRILL LYNCH CAPITAL, a Division of
                                    Merrill Lynch Business Financial
                                    Service, Inc., as Co-Documentation
                                    Agent and as a Lender


                                    By:   /s/ RICHARD HOLSTON
                                       ----------------------------
                                          Name: Richard Holston
                                          Title: Vice President



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                       LASALLE BUSINESS CREDIT, LLC, as
                                       Co-Documentation Agent and as a Lender


                                       By:   /s/ AMY LONG
                                          -------------------------------
                                             Name: Amy Long
                                             Title: First Vice President


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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as a Lender


                                         By:   /s/ JACK MYERS
                                            ------------------------------
                                               Name: Jack Myers
                                               Title: Vice President



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       (SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                         M & I MARSHALL & ILSLEY BANK, as a
                                         Lender


                                         By:   /s/ LEO R FREEMAN
                                            ----------------------------
                                               Name: Leo R Freeman
                                               Title: Vice President


                                         By:   /s/ JAMES R MILLER
                                            ----------------------------
                                               Name: James R Miller
                                               Title: Vice President